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                                                             Exhibit (24)(b)(11)

                        Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information included in this Post-Effective Amendment No. 9 to the Registration Statement (Form N-1A) (No. 33-40991) of the Defensive Equity, Aggressive Growth, International Equity, Fixed Income, Limited-Term Maturity, Global Fixed Income, and International Fixed Income Portfolios of Delaware Pooled Trust, Inc. and to the incorporation by reference of our reports dated December 2, 1994, included in the 1994 Annual Reports to Shareholders of the Defensive Equity, Aggressive Growth, International Equity, Fixed Income, Limited-Term Maturity, Global Fixed Income, and International Fixed Income Portfolios of Delaware Pooled Trust, Inc.


                                 /s/ Ernst & Young LLP
                                 Ernst & Young LLP

Philadelphia, Pennsylvania
November 21, 1995